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EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated January 24, 2002 (except for the matters discussed in Note 13, as to which the dates are February 20, 2002 and March 12, 2002). It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.

                             /s/ Arthur Andersen LLP

Boston, Massachusetts
March 21, 2002